Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS
Fourth Quarter Net Sales Growth of 5% and EPS Growth of 48%

GREENVILLE, SC -- August 29, 2017 -- ScanSource, Inc. (NASDAQ: SCSC), a leading global provider of technology products and solutions, today announced financial results for the fourth quarter and fiscal year ended June 30, 2017.

“We delivered a strong finish to the year with 5% sales growth for the quarter and operating results within our expected range,” said Mike Baur, CEO, ScanSource, Inc.  “This progress reflects execution of our plan to grow organically and through acquisitions.”

	Quarter ended June 30,			Year ended June 30,
	2017	2016	Change	2017	2016	Change
	(in millions, except per share data)			(in millions, except per share data)
Net sales	$917.3	$877.5	5%	$3,568	$3,540	1%
Operating income	22.1	18.9	17%	88.2	96.9	(9)%
Non-GAAP operating income(1)	27.8	18.9	47%	110.2	108.9	1%
GAAP net income	19.0	12.9	47%	69.2	63.6	9%
Non-GAAP net income(1)	17.3	13.1	32%	70.3	72.2	(3)%
GAAP diluted EPS	$0.74	$0.50	48%	$2.71	$2.38	14%
Non-GAAP diluted EPS(1)	$0.68	$0.51	33%	$2.75	$2.71	1%

(1) Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs and other non-GAAP adjustments. A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.

“For the year, we are pleased with our strong cash flow from operations,” said Gerry Lyons, CFO, ScanSource, Inc. “During the past year, we continued our investments to drive future profitable growth for our business and our customers with our acquisitions of Intelisys, Kingcom’s channel business and POS Portal.”

Quarterly Results

For the fourth quarter of fiscal year 2017, net sales increased 5% to $917.3 million from $877.5 million in the prior year quarter, driven by growth in the Worldwide Barcode, Networking & Security segment. Operating income increased 17% to $22.1 million, and non-GAAP operating income increased 47% to $27.8 million, primarily from higher sales volume and higher gross margins.

On a GAAP basis, net income for the quarter totaled $19.0 million, or $0.74 per diluted share, compared with net income of $12.9 million, or $0.50 per diluted share, for the prior year quarter. Non-GAAP net income for the fourth quarter of fiscal year 2017 increased to $17.3 million, or $0.68 per diluted share.

Full Year Results
For the full fiscal year 2017, net sales increased 1% to $3.6 billion, including the Intelisys acquisition. Operating income decreased to $88.2 million, due to higher amortization of intangible assets and the change in fair value of contingent consideration from the Intelisys acquisition. Non-GAAP operating income increased 1% to $110.2 million, primarily from the addition of the Intelisys acquisition. Cash flow from operations increased to $94.9 million, up from $52.2 million for the prior fiscal year.

Exhibit 99.1

On a GAAP basis, net income for fiscal year 2017 totaled $69.2 million, or $2.71 per diluted share, compared with net income of $63.6 million, or $2.38 per diluted share, for the prior year. Non-GAAP net income for the year totaled $70.3 million, or $2.75 per diluted share.

Acquisition of POS Portal
On July 31, 2017, the Company completed its acquisition of POS Portal, a leading distributor of payment devices and services primarily to the SMB market segment. Founded in 2000 and based in Sacramento, California, POS Portal has approximately 180 employees and brings 17 years of demonstrated success focused solely on the U.S. payments industry channels. The all-cash transaction includes an initial purchase price of approximately $144.9 million, subject to working capital and other customary adjustments. In addition, the agreement includes a cash earnout payment up to $13.2 million to be made on November 30, 2017, based on POS Portal's earnings before interest expense, taxes, depreciation and amortization for the trailing twelve months ending September 30, 2017.
Forecast for Next Quarter
For the first quarter of fiscal year 2018, ScanSource expects net sales to range from $940 million to $1.0 billion, diluted earnings per share to range from $0.49 to $0.55 per share, and non-GAAP diluted earnings per share to range from $0.74 to $0.80 per share. Non-GAAP diluted earnings per share exclude amortization of intangible assets, change in fair value of contingent consideration and acquisition costs.
Webcast Details
ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, August 29, 2017 at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release, including the forecast for next quarter, contains “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, changes in interest and exchange rates and regulatory regimes impacting our international operations, the failure of acquisitions to meet our expectations, the failure to manage and implement our organic growth strategy, credit risks involving our larger customers and vendors, termination of our relationship with key vendors or a significant modification of the terms under which we operate with a key vendor, the decline in demand for the products and services that we provide, reduced prices for the products and services that we provide due both to competitor and customer actions, and other factors set forth in the "Risk Factors" contained in our annual report on Form 10-K for the year ended June 30, 2017, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, acquisition costs and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP diluted EPS measures are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Exhibit 99.1

Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration and acquisition costs, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, cloud and telecom services. ScanSource's teams provide value-added solutions and operate from two segments, Worldwide Barcode, Networking & Security and Worldwide Communications & Services. ScanSource is committed to helping its customers choose, configure and deliver the industry's best solutions across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company is headquartered in Greenville, South Carolina and was named one of the 2017 Best Places to Work in South Carolina. ScanSource ranks #647 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2017*	June 30, 2016*
Assets
Current assets:
Cash and cash equivalents	$56,094	$61,400
Accounts receivable, less allowance of $44,434 at June 30, 2017 and $39,032 at June 30, 2016	637,293	559,557
Inventories	531,314	558,581
Prepaid expenses and other current assets	56,322	49,367
Total current assets	1,281,023	1,228,905
Property and equipment, net	56,566	52,388
Goodwill	200,881	92,715
Net identifiable intangible assets	101,513	51,127
Deferred income taxes	29,491	28,813
Other non-current assets	48,829	37,237
Total assets	$1,718,303	$1,491,185

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$513,155	$471,487
Accrued expenses and other current liabilities	104,715	98,975
Current portion of contingent consideration	30,675	11,594
Income taxes payable	7,730	3,056
Total current liabilities	656,275	585,112
Deferred income taxes	2,008	2,555
Long-term debt	5,429	5,429
Borrowings under revolving credit facility	91,871	71,427
Long-term portion of contingent consideration	83,361	13,058
Other long-term liabilities	42,214	39,108
Total liabilities	881,158	716,689
Shareholders' equity:
Common stock	61,169	67,249
Retained earnings	849,180	779,934
Accumulated other comprehensive income (loss)	(73,204)	(72,687)
Total shareholders' equity	837,145	774,496
Total liabilities and shareholders' equity	$1,718,303	$1,491,185

*	Derived from audited financial statements.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30,		Year ended June 30,
	2017*	2016*	2017*	2016*
Net sales	$917,291	$877,473	$3,568,186	$3,540,226
Cost of goods sold	816,435	794,693	3,184,590	3,184,786
Gross profit	100,856	82,780	383,596	355,440
Selling, general and administrative expenses	71,179	62,484	265,178	240,115
Depreciation expense	2,289	1,993	9,444	7,326
Intangible amortization expense	3,987	2,591	15,524	9,828
Change in fair value of contingent consideration	1,290	(3,226)	5,211	1,294
Operating income	22,111	18,938	88,239	96,877
Interest expense	934	440	3,215	2,124
Interest income	(2,382)	(939)	(5,329)	(3,448)
Other (income) expense, net	139	834	(11,142)	2,191
Income before income taxes	23,420	18,603	101,495	96,010
Provision for income taxes	4,450	5,678	32,249	32,391
Net income	$18,970	$12,925	$69,246	$63,619
Per share data:
Net income per common share, basic	$0.75	$0.50	$2.74	$2.40
Weighted-average shares outstanding, basic	25,341	25,661	25,318	26,472

Net income per common share, diluted	$0.74	$0.50	$2.71	$2.38
Weighted-average shares outstanding, diluted	25,512	25,879	25,515	26,687

*	Derived from audited financial statements.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended June 30,
	2017	2016(a)	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, as reported	$619,241	$581,346	6.5%
Foreign exchange impact (b)	(720)	—
Net sales, constant currency	618,521	581,346	6.4%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions	$618,521	$581,346	6.4%

Worldwide Communications & Services:
Net sales, as reported	$298,050	$296,127	0.6%
Foreign exchange impact (b)	(1,430)	—
Net sales, constant currency	296,620	296,127	0.2%
Less: Acquisitions	(9,178)	—
Net sales, constant currency excluding acquisitions	$287,442	$296,127	(2.9)%

Consolidated:
Net sales, as reported	$917,291	$877,473	4.5%
Foreign exchange impact (b)	(2,150)	—
Net sales, constant currency	915,141	877,473	4.3%
Less: Acquisitions	(9,178)	—
Net sales, constant currency excluding acquisitions	$905,963	$877,473	3.2%

(a) Reflects reclassification between segments for certain geographies to provide comparable financial information.
(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2017 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2016.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Year ended June 30,
Worldwide Barcode, Networking & Security:	2017 (a)	2016 (a)	% Change
	(in thousands)
Net sales, as reported	$2,389,256	$2,361,670	1.2%
Foreign exchange impact (b)	(10,229)	—
Net sales, constant currency	2,379,027	2,361,670	0.7%
Less: Acquisitions	(99,332)	(34,628)
Net sales, constant currency excluding acquisitions	$2,279,695	$2,327,042	(2.0)%

Worldwide Communications & Services:
Net sales, as reported	$1,178,930	$1,178,556	—%
Foreign exchange impact (b)	(8,599)	—
Net sales, constant currency	1,170,331	1,178,556	(0.7)%
Less: Acquisitions	(29,421)	—
Net sales, constant currency excluding acquisitions	$1,140,910	$1,178,556	(3.2)%

Consolidated:
Net sales, as reported	$3,568,186	$3,540,226	0.8%
Foreign exchange impact (b)	(18,828)	—
Net sales, constant currency	3,549,358	3,540,226	0.3%
Less: Acquisitions	(128,753)	(34,628)
Net sales, constant currency excluding acquisitions	$3,420,605	$3,505,598	(2.4)%

(a) Reflects reclassification between segments for certain geographies to provide comparable financial information.
(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the year ended June 30, 2017 into U.S. dollars using the average foreign exchange rates for the year ended June 30, 2016.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended June 30,
	2017	2016	% Change
United States:	(in thousands)
Net sales, as reported	$695,036	$650,949	6.8%
Less: Acquisitions	(9,178)	—
Net sales, excluding acquisitions	$685,858	$650,949	5.4%

International:
Net sales, as reported	$222,255	$226,524	(1.9)%
Foreign exchange impact (a)	(2,150)	—
Net sales, constant currency	220,105	226,524	(2.8)%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions	$220,105	$226,524	(2.8)%

Consolidated:
Net sales, as reported	$917,291	$877,473	4.5%
Foreign exchange impact (a)	(2,150)	—
Net sales, constant currency	915,141	877,473	4.3%
Less: Acquisitions	(9,178)	—
Net sales, constant currency excluding acquisitions	$905,963	$877,473	3.2%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2017 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2016.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Year ended June 30,
	2017	2016	% Change
United States:	(in thousands)
Net sales, as reported	$2,685,820	$2,620,184	2.5%
Less: Acquisitions	(128,753)	(34,628)
Net sales, excluding acquisitions	$2,557,067	$2,585,556	(1.1)%

International:
Net sales, as reported	$882,366	$920,042	(4.1)%
Foreign exchange impact (a)	(18,828)	—
Net sales, constant currency	863,538	920,042	(6.1)%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions	$863,538	$920,042	(6.1)%

Consolidated:
Net sales, as reported	$3,568,186	$3,540,226	0.8%
Foreign exchange impact (a)	(18,828)	—
Net sales, constant currency	3,549,358	3,540,226	0.3%
Less: Acquisitions	(128,753)	(34,628)
Net sales, constant currency excluding acquisitions	$3,420,605	$3,505,598	(2.4)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the year ended June 30, 2017 into U.S. dollars using the average foreign exchange rates for the year ended June 30, 2016.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Quarter ended June 30, 2017
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$22,111	$23,420	$18,970	$0.74
Adjustments:
Amortization of intangible assets	3,987	3,987	2,625	0.10
Change in fair value of contingent consideration	1,290	1,290	680	0.03
Acquisition costs (a)	422	422	422	0.02
Tax settlement and related interest income	—	(1,382)	(5,370)	(0.21)
Non-GAAP measure	$27,810	$27,737	$17,327	$0.68

	Quarter ended June 30, 2016
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$18,938	$18,603	$12,925	$0.50
Adjustments:
Amortization of intangible assets	2,591	2,591	1,758	0.07
Change in fair value of contingent consideration	(3,226)	(3,226)	(2,095)	(0.08)
Acquisition costs (a)	553	553	553	0.02
Non-GAAP measure	$18,856	$18,521	$13,141	$0.51

	Year ended June 30, 2017
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$88,239	$101,495	$69,246	$2.71
Adjustments:
Amortization of intangible assets	15,524	15,524	10,247	0.40
Change in fair value of contingent consideration	5,211	5,211	2,921	0.11
Acquisition costs (a)	1,256	1,256	1,256	0.06
Legal settlement, net of attorney fees	—	(12,777)	(8,047)	(0.32)
Tax settlement and related interest income	—	(1,382)	(5,370)	(0.21)
Non-GAAP measure	$110,230	$109,327	$70,253	$2.75

	Year ended June 30, 2016
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$96,877	$96,010	$63,619	$2.38
Adjustments:
Amortization of intangible assets	9,828	9,828	6,790	0.25
Change in fair value of contingent consideration	1,294	1,294	977	0.04
Acquisition costs (a)	863	863	863	0.04
Non-GAAP measure	$108,862	$107,995	$72,249	$2.71
(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended June 30,		Year ended June 30,
	2017	2016	2017	2016
Return on invested capital (ROIC), annualized (a)	13.2%	10.1%	13.1%	13.3%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$18,970	$12,925	$69,246	$63,619
Plus: Interest expense	934	440	3,215	2,124
Plus: Income taxes	4,450	5,678	32,249	32,391
Plus: Depreciation and amortization	6,276	4,584	24,968	17,154
EBITDA	30,630	23,627	129,678	115,288
Adjustments:
Change in fair value of contingent consideration	1,290	(3,226)	5,211	1,294
Acquisition costs	422	553	1,256	863
Legal settlement, net of attorney fees	—	—	(12,777)	—
Interest income related to tax settlement	(1,382)	—	(1,382)	—
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$30,960	$20,954	$121,986	$117,445

Invested Capital Calculation
Equity - beginning of quarter	$808,719	$757,374	$774,496	$808,985
Equity - end of quarter	837,145	774,496	837,145	774,496
Adjustments:
Change in fair value of contingent consideration, net of tax	680	(2,095)	2,921	977
Acquisition costs, net of tax	422	553	1,256	863
Legal settlement, net of attorney fees, net of tax	—	—	(8,047)	—
Tax settlement and related interest income, net of tax	(5,370)	—	(5,370)	—
Average equity	820,798	765,164	801,201	792,661
Average funded debt (b)	117,970	71,577	131,445	93,500
Invested capital (denominator for ROIC) (non-GAAP)	$938,768	$836,741	$932,646	$886,161

(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Non-GAAP Financial Information:
	Forecast for Quarter ending September 30, 2017
	Range Low	Range High
GAAP diluted EPS	$0.49	$0.55
Adjustments:
Amortization of intangible assets	0.13	0.13
Change in fair value of contingent consideration	0.10	0.10
Acquisition costs	0.02	0.02
Non-GAAP diluted EPS	$0.74	$0.80